UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): OCTOBER 7, 2016 (October 6, 2016)

SILVER RUN ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37697 (Commission File Number)	47- 5381253 (I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 1450

Houston, TX, 77002

(address of principal executive offices)
(zip code)

(713) 357-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On October 7, 2016, pursuant to the previously announced Agreement to Assign between Silver Run Acquisition Corporation (“Silver Run” or the “Company”) and New Centennial, LLC, a Delaware limited liability company (“New Centennial”) and affiliate of Riverstone Holdings, LLC, Silver Run and New Centennial entered into an Assignment Agreement, pursuant to which New Centennial assigned, and Silver Run assumed, all of the rights and obligations of New Centennial under that certain Contribution Agreement, dated as of July 6, 2016 (as amended by Amendment No. 1 thereto, dated as of July 29, 2016, the “Contribution Agreement”), by and among Centennial Resource Development, LLC, a Delaware limited liability company, NGP Centennial Follow-On LLC, a Delaware limited liability company, and Celero Energy Company, LP, a Delaware limited partnership (collectively, the “Centennial Contributors”), Centennial Resource Production, LLC, a Delaware limited liability company (“CRP”), and New Centennial.  At the closing of the transactions contemplated by the Contribution Agreement, Silver Run will acquire approximately 89% of the outstanding membership interests in CRP (the “Business Combination” and, together with the other transactions contemplated by the Contribution Agreement, the “Transactions”). On October 7, 2016, in connection with the entry into the Assignment Agreement, Silver Run entered into a Joinder Agreement pursuant to which it agreed to be bound to the terms of the Contribution Agreement.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws

On October 6, 2016, the Company’s bylaws were amended and restated (as amended and restated, the “Amended and Restated Bylaws”) to, among other things, provide that the number of directors on the Company’s board of directors will be determined by the board of directors from time to time by resolution.

A copy of the Amended and Restated Bylaws is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference, and the foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference thereto.

Item 5.07.            Submission of Matters to a Vote of Security Holders.

On October 7, 2016, Silver Run held a special meeting of stockholders (the “Silver Run Special Meeting”) at which holders of Silver Run’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B Common Stock, par value $0.0001 per share, approved each of the proposals relating to the Transactions. Final voting results are presented below.

Proposal 1: The Proposal to approve and adopt the Contribution Agreement and the Business Combination:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,330,555	2,525	10,515	0

Proposal 2: The Proposal to approve and adopt amendments to the Silver Run’s amended and restated certificate of incorporation (the “Charter”) to create a new class of capital stock designated as Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,323,402	3,717	16,476	0

Proposal 3: The Proposal to approve and adopt an amendment to increase the number of authorized shares of Class A Common Stock from 200,000,000 shares to 600,000,000 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,420,141	4,913,333	10,121	0

Proposal 4: The Proposal to approve and adopt amendments eliminating provisions in the Charter relating to an initial business combination that will no longer be applicable to Silver Run following the closing of the business combination:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,329,866	3,067	10,662	0

Proposal 5: The Proposal to vote to approve, for purposes of complying with applicable listing rules of The NASDAQ Capital Market, the issuance and sale of up to 101,005,000 shares of Class A Common Stock, plus any additional shares of Class A Common Stock that Riverstone Centennial Holdings, L.P., an accredited investor affiliated with Riverstone Holdings, LLC, together with any persons to whom it assigns the right to purchase such shares, may purchase in order to facilitate the Transactions, and the issuance of 20,000,000 shares of Class C Common Stock to the Centennial Contributors in connection with the Business Combination and up to 20,000,000 shares of Class A Common Stock to the Centennial Contributors upon the future redemption or exchange of their common units representing common membership interests in CRP in accordance with the fifth amended and restated limited liability company agreement of CRP:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,329,914	2,971	10,710	0

Proposal 6: The Proposal to vote to approve and adopt the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan (the “LTIP”) and material terms thereunder, including the material terms of performance goals that may apply to awards granted under the LTIP intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,171,590	160,760	11,245	0

Proposal 7: The proposal to adjourn the Silver Run Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Silver Run Special Meeting to approve Proposals 1 through 6, above.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

3.1*	Amended and Restated Bylaws of Silver Run Acquisition Corporation

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Run Acquisition Corporation

Date: October 7, 2016	By:	/s/ Stephen S. Coats

	Name:	Stephen S. Coats

	Title:	Secretary

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

3.1*	Amended and Restated Bylaws of Silver Run Acquisition Corporation

* Filed herewith.